                                                                     EXHIBIT 1.1


                             UNDERWRITING AGREEMENT


                                                             _____________, 2006

FERRIS, BAKER WATTS, INCORPORATED
BB&T CAPITAL MARKETS, (A Division of Scott & Stringfellow, Inc.)
J.J.B. HILLIARD, W.L. LYONS, INC.
OPPENHEIMER & CO. INC.
SANDERS MORRIS HARRIS GROUP, INC.
LADENBURG THALMANN & CO. INC.
MAXIM GROUP LLC

c/o Ferris, Baker Watts, Incorporated
as Representative
100 Light Street
Baltimore, MD  21202


Ladies and Gentlemen:

            Compass Group Diversified Holdings LLC, a Delaware limited liability company (the "COMPANY"), for itself and as sponsor of Compass Diversified Trust, a statutory trust formed under the laws of the State of Delaware (the "TRUST"), the Trust and Compass Group Management LLC, a Delaware limited liability company (the "MANAGER"), confirm their agreement with Ferris, Baker Watts, Incorporated and the several Underwriters named on Schedule I hereto (the "UNDERWRITERS"), for whom Ferris, Baker Watts, Incorporated is acting as representative (in such capacity, the "REPRESENTATIVE"), with respect to the issue by the Trust, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of stock of the Trust (the "TRUST STOCK"), each representing one beneficial interest in the property of the Trust, set forth on Schedule I. In addition to the aforesaid issue, sale and purchase of [ ] shares of Trust Stock (the "FIRM SECURITIES"), the Trust has granted to the Underwriters an option to purchase up to an additional [ ] shares of Trust Stock (the "OPTIONAL SECURITIES", and together with the Firm Securities, the "OFFERED SECURITIES"). The Offered Securities are to be issued under the Trust's governing instrument (as such term is defined in the Delaware Statutory Trust Act), which is the Amended and Restated Trust Agreement of the Trust, dated as of April 25, 2006 (the "TRUST AGREEMENT"), among the Company, The Bank of New York (Delaware), as Delaware Trustee (the "TRUSTEE"), and I. Joseph Massoud, Alan B. Offenberg and James J. Botliglieri, as the initial Regular Trustees (the "REGULAR TRUSTEES," and together with the Trustee, the "TRUSTEE"), and its certificate of trust was filed with the Secretary of State of the State of Delaware on November 18, 2005 (the "CERTIFICATE OF TRUST").

            Immediately prior to the delivery of the Firm Securities and the Optional Securities, if any, to the Underwriters, the Trust will issue the Firm Securities and the Optional Securities, if any, in exchange for, and as consideration for, an equal number of limited liability company interests ("TRUST INTERESTS") of the Company that are designated as the Trust Interests in the Company's Amended and Restated Operating Agreement, dated as of April 25, 2006, governing the Company (the "OPERATING AGREEMENT").

            The Company and the Trust separately have entered into a purchase agreement with CGI Diversified Holdings, LP ("CGI"), dated as of May __, 2006 (the "CGI PURCHASE AGREEMENT"), pursuant to which CGI will acquire from the Trust in a private placement transaction of a number of shares of Trust Stock having an aggregate purchase price at the time of purchase of $86 million, at a purchase price per share equal to the initial public offering price (the "CGI SECURITIES").

            The Company and the Trust separately have entered into a purchase agreement with Pharos I LLC ("PHAROS"), dated as of May __, 2006 (the "PHAROS PURCHASE AGREEMENT"), pursuant to which Pharos will acquire from the Trust in a private placement transaction a number of shares of Trust Stock having an aggregate purchase price at the time of purchase of $4 million, at a purchase price per share equal to the initial public offering price (the "PHAROS SECURITIES").

            The Trust and the Company understand that the Underwriters propose to make a public offering of the Offered Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

            The Company and the Underwriters agree that up to [225,000] shares of the Firm Securities to be purchased by the Underwriters (the "RESERVED SECURITIES") shall be reserved for sale by the Underwriters to the directors of the Company, the employees of the Manager and certain other persons selected by the Company or the Manager (collectively, the "INVITEES"), as part of the distribution of the Offered Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

            The Company will enter into a management services agreement on the Closing Date (as defined below) (the "MANAGEMENT SERVICES AGREEMENT") with the Manager.

            1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company, for itself and as sponsor of the Trust, represents and warrants to, and agrees with, the several Underwriters that:

                        (a) A registration statement (File No. 333-130326),
            including a prospectus, relating to the Offered Securities has been filed with and declared effective on the date hereof by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended and the Commission's rules and regulations thereunder (collectively, the "1933 ACT"). Copies of such registration statement, including any amendments thereto, the prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement as amended, together with any registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act, which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A under the 1933 Act and contained in the Prospectus referred to below (such omitted information is referred to herein as the "PRICING INFORMATION"), is referred to herein as the "REGISTRATION STATEMENT." No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.

                        As used in this Agreement:

                        "APPLICABLE TIME" means the date and time that this
            Agreement is executed and delivered by the parties hereto.

                        "PRELIMINARY PROSPECTUS" means the preliminary
            prospectus, dated ________, 2006, relating to the Offered Securities included in the Registration Statement.

                        "PROSPECTUS" means the prospectus in the form first used
            (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Offered Securities that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies
            Section 10(a) of the 1933 Act. Any reference herein to the Prospectus, also shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or

            430A under the 1933 Act, and prior to the termination of the offering of the Offered Securities by the Underwriters.

                        All references in this Agreement to the Registration
            Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and the Commission's Regulation S-T. The Preliminary Prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by the Commission's Regulation S-T), was substantively identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities.

                        (b) The Company and the Trust meet the requirements for
            use of Form S-1 in connection with the offer and sale of the Offered Securities contemplated hereby. The Preliminary Prospectus, when considered together with the Pricing Information, will not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Preliminary Prospectus, as of its date, complied in all material respects with the requirements of the 1933 Act; the Registration Statement complied when it became effective in all material respects with the requirements of the 1933 Act; the Prospectus will comply, as of its date, in all material respects with the requirements of the 1933 Act; the Registration Statement did not, when it became effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, in each case, the Company makes no warranty or representation with respect to any statement contained in or omitted from the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, which consists solely of the information specified in Section 8(b) below. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Preliminary Prospectus and the Prospectus. The Commission has not issued any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

                        (c) The Company has been duly formed, is validly
            existing as a limited liability company under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), net worth, earnings, cash flows, the business or operations [OR BUSINESS PROSPECTS ( AS REFLECTED IN THE PRO FORMA FINANCIAL INFORMATION INCLUDED IN THE PRELIMINARY PROSPECTUS AND THE PROSPECTUS] of the Company and the Initial Businesses (as defined below), taken as a whole (a "MATERIAL ADVERSE EFFECT").

                        (d) As of the date of this Agreement, the Company has no
            subsidiaries (as defined in Rule 405 under the 1933 Act). Upon the consummation of the transactions described in the Preliminary Prospectus and Prospectus, which shall occur on the Closing Date, the Company will directly own the outstanding voting securities of the entities enumerated on Schedule II hereto (such entities being referred to herein as the "INITIAL BUSINESSES") in the percentages shown in the Preliminary Prospectus and the Prospectus. Each of the Initial Businesses has been duly incorporated, is validly existing as a corporation, is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority and all licenses, permits and consents that are material and necessary ("PERMITS") to own its property and to conduct its business, in each case, as described in the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, in good standing or to have such Permits would not have a Material Adverse Effect.

                        (e) As of the date of this Agreement, the Manager owned
            all of the issued and outstanding Allocation Interests (as defined in the Operating Agreement) of the Company and there were no other securities of the Company outstanding, without giving effect to any issuances of securities contemplated herein. Upon delivery of the Trust Interests (as defined in the Operating Agreement) to the Trust in exchange for the Offered Securities issued by the Trust to the Company to be sold under this Agreement, the Trust Interests will be validly issued, fully paid and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Trust Interests shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company, except as a member may be obligated to make contributions to the Company and to repay any funds wrongfully distributed to it. Except as described in the Preliminary Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Trust Interests or other securities of the Company.

                        (f) The Operating Agreement of the Company has been duly
            authorized, executed and delivered by the members of the Company and is the valid and binding obligation of the members of the Company. The Trust Interests and the Operating Agreement conform in all material respects to the descriptions thereof set forth under the heading "Description of Shares" in the Preliminary Prospectus and the Prospectus.

                        (g) The Company, as sponsor of the Trust, is authorized
            by the Trust Agreement to act in such capacity to execute and deliver this Agreement on behalf of the Trust, to cause the Trust to issue the Offered Securities to be sold under this Agreement, and to sell and accept payment therefor. This Agreement has been duly authorized, executed and delivered by the Company, for itself and as sponsor of the Trust, and otherwise to consummate the transactions contemplated herein.

                        (h) Except as set forth in the Preliminary Prospectus
            and the Prospectus, the Company the Trust and the Initial Businesses are not and will not, as of the Closing Date and any Additional Closing Date, be restricted by their respective organizational documents or any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, document or instrument ("CONTRACT") or any Permit from declaring and paying any dividends or distribution on the Trust Interests, in the case of the Company, on the Offered Securities, in the case of the Trust, and to the Company, in the case of the Initial Businesses, in each case, in accordance with their respective organizational documents as set forth in the Preliminary Prospectus and the Prospectus, or that would restrict the payment of interest on, or the repayment of principal of, any loans or advances by the Initial Businesses to the Company.

                        (i) There are no Contracts arrangements or
            understandings between the Company and any person that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder's fee or similar payment with respect to the offer and sale of the Offered Securities.

                        (j) Except as disclosed in the Preliminary Prospectus
            and the Prospectus, there are no Contracts between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

                        (k) No consent, approval, authorization, or order of, or
            filing with, any domestic or foreign regulatory, administrative or governmental agency, body or authority, any domestic or foreign self-regulatory authority, or any similar agency, or any court, or arbitration body or agency (domestic or foreign) (collectively, a "GOVERNMENTAL AUTHORITY") is required in connection with the issue and sale of the Offered Securities by the Company and the Trust hereunder, except such as have been obtained and made under the 1933 Act, such as may be required under state securities laws or such as may be required under the bylaws or rules and regulations of the NASD.

                        (l) There are no Contracts which are required to be
            described in or filed as exhibits to the Registration Statement which have not been so described or filed as required.

                        (m) [Reserved]

                        (n) The issue and sale of the Trust Interests hereunder
            have not and will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any federal, state, local and foreign law, statute, rule, regulation and ordinance, or any decision, directive or order of any Governmental Authority ("LAWS") applicable to the Company, or (B) conflict with, or result in a breach or violation of, or a default under or result in the creation or imposition of a Lien pursuant to, any material Contract to which the Company is a party or by which the Company is bound or pursuant to which any of the properties of the Company are subject.

                        (o) Except as disclosed in the Preliminary Prospectus
            and the Prospectus, (i) each of the Company and the Initial Businesses have good and marketable title to all property and assets owned by them that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus and (ii) each of the Company and the Initial Businesses hold any leased real or personal property under valid and enforceable leases that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus, except to the extent that the failure to have such good and marketable title or hold such valid and enforceable leases would not have a Material Adverse Effect.

                        (p) Immediately prior to the consummation of the
            transactions contemplated herein, the Company will own and will have good and valid title to the Offered Securities to be sold hereunder, free and clear of any Lien; and upon delivery of such Offered Securities and payment of the purchase price therefor as herein contemplated to the Underwriters, assuming each such Underwriter has no notice of any Lien, will receive good and valid title to the Offered Securities purchased by it from the Company, free and clear of any Lien.

                        (q) [Reserved]

                        (r) Each of the Company and the Initial Businesses own
            or possess adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, trade secrets and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") that they purport to own and that are necessary to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus and none of the Company or the Initial Businesses have received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except to the extent that the failure to own or possess such Intellectual Property Rights or where such claim of infringement of or such conflict with asserted rights of others would not have a Material Adverse Effect.

                        (s) Except as disclosed in the Preliminary Prospectus
            and the Prospectus, the Company and the Initial Businesses (i) are in compliance with all Laws and Permits relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL Laws"), and (ii) have received all Permits required of them under applicable Environmental Laws to conduct their respective businesses, except where such noncompliance or such failure to receive required Permits would not have a Material Adverse Effect.

                        (t) Each "employee benefit plan," within the meaning of
            Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by or on behalf of the Company, the Trust and the Initial Businesses has been qualified and maintained in compliance in all material respects with its terms and the requirements of any applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"), no "prohibited transaction" and no "reportable event" has occurred with respect to such employee benefit plan, and no "accumulated funding deficiency" as defined in
            Section 412 of the Code has been incurred with respect to such employee benefit plan, except, in each case, for such plans, transactions, events, conditions, actions, omissions or deficiencies as would not have a Material Adverse Effect.

                        (u) The Company is not, and will not, upon the
            application of the net proceeds as described in the Preliminary Prospectus and the Prospectus, be an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the Commission's rules and regulations thereunder (the "ICA").

                        (v) There are no actions, claims, investigations,
            inquiries or arbitrations or proceedings ("PROCEEDINGS") pending before or by any Governmental Authority, or, to the knowledge of the Company, threatened against the Company, the Trust or the Initial Businesses to which the Company, the Trust or the Initial Businesses or any of their properties are subject, that are required to be described in the Preliminary Prospectus and the Prospectus, but that are not described as required therein. Except as described in the Preliminary Prospectus and the Prospectus, there is no Proceeding by or before any Governmental Authority pending or, to the knowledge of the Company, threatened, against or involving the Company, the Trust or the Initial Businesses or any of their properties, which might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or the ability of the Company to perform its obligations hereunder, except such Proceedings as would not have a Material Adverse Effect.

                        (w) The Stock Purchase Agreement and the Management
            Services Agreement (as defined in the Preliminary Prospectus and the Prospectus), have been duly authorized, and when executed and delivered by the Company and the Initial Businesses, as applicable, on the Closing Date will constitute valid and binding agreements of each of them, and assuming due authorization and execution of by the other parties thereto (other than the Company and the Trust) will be enforceable against the Company and the Trust.

                        (x) To the knowledge of the Company, each of Grant
            Thornton LLP and the other accountants who have certified the financial statements (including the related notes thereto and supporting schedules) of the Trust, the Company and its Initial Businesses included in the Preliminary Prospectus and the Prospectus, is an independent registered public accountant as required by the 1933 Act and the Public Company Accounting Oversight Board. For purposes of this Agreement, "KNOWLEDGE" means those facts that are known or should reasonably have been known by the chairman, president, managing director, principal, chief operating officer, chief financial officer, chief accounting officer, treasurer, general counsel, any assistant or deputy general counsel, or any person holding position of similar responsibility with the Company or the Trust.

                        (y) The financial statements, together with related
            schedules, exhibits and notes, included in the Preliminary Prospectus and the Prospectus, present fairly the financial condition, results of operations, cash flows and changes in financial position of the Trust and the Initial Businesses on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules, exhibits and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as may be expressly disclosed therein. The selected and summary financial data set forth in the Preliminary Prospectus and the Prospectus is accurately presented in all material respects and presents fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the related financial statements included in the Preliminary Prospectus and the Prospectus. No other financial statements, exhibits or schedules are required to be included in the Preliminary Prospectus and the Prospectus. The pro forma financial statements and the related notes thereto included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                        (z) Except as disclosed in the Preliminary Prospectus
            and the Prospectus, subsequent to the respective dates as of which such information is given or included in the Preliminary Prospectus and the Prospectus, there has not occurred any material adverse change in the business, management, financial condition, results of operations, cash flows or net worth of the Company and the Initial Businesses, taken as a whole.

                        (aa) Neither the Company nor, to its knowledge, any of
            its affiliates has taken and will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Offered Securities.

                        (bb) Nothing has come to the attention of the Company
            that has caused the Company to believe that the statistical and market-related data included in the Preliminary Prospectus and Prospectus is not based on or derived from sources that are reliable and accurate in all material respects. All forward looking statements in the Preliminary Prospectus and the Prospectus have been made in good faith with a reasonable basis.

                        (cc) To the Company's knowledge, no officer, director or
            nominee for director or 5% or greater securityholder of the Company has a direct or indirect affiliation or association with any member of the NASD.

                        (dd) The Company and each of the Initial Businesses
            maintains insurance covering their properties, operations, personnel and businesses as the Company and each of the Initial Businesses they reasonably believe to be financially responsible in amounts they reasonably deem adequate.

                        (ee) None of the Company or the Initial Businesses nor,
            to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; None of the Company or the Initial Businesses nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Initial Businesses has violated any applicable anti-money laundering or anti-bribery or political contribution laws, except where such violation would not have a Material Adverse Effect.

            Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            2. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Company, as sponsor of the Trust, represents and warrants to, and agrees with, the several Underwriters that:

                        (a) The Trust has been duly formed and is validly
            existing and in good standing as a statutory trust under the laws of the State of Delaware, is treated as a "fixed grantor trust" for federal income tax purposes under existing law, has the trust power and authority to conduct its business as described in the Preliminary Prospectus and Prospectus, and is not required to be qualified or authorized to do business in any other jurisdiction.

                        (b) There are no Contracts which are required to be
            described in or filed as exhibits to the Registration Statement which have not been so described or filed as required.

                        (c) There are no shares of Trust Stock outstanding as of
            the date of this Agreement. When the Offered Securities are issued by the Trust and delivered by the Company pursuant to this Agreement against payment therefore as set forth in this Agreement, the Offered Securities, together with the CGI Securities and the Pharos Securities will represent all the then issued and outstanding Trust Stock of the Trust.

                        (d) The Trust Agreement has been duly authorized,
            executed and delivered by the Company and the Trustees and is a valid and binding obligation of the Company and the Trustees. The Offered Securities and the Trust Agreement conform in all material respects to the descriptions thereof set forth under the heading "Description of Shares" in the Preliminary Prospectus and the Prospectus; the Offered Securities have been duly authorized, and when the Offered Securities are delivered and paid for pursuant to this Agreement, such Offered Securities will be validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights or rights of first refusal, and the holders of the Offered Securities will have the same personal liability as holders of shares of a private corporation for profit organized under the Delaware General Corporation Law ("DGCL").

                        (e) As of the Closing Date and the Additional Closing
            Date, if any, the Trust shall have an authorized and outstanding capitalization as set forth under the heading of the Preliminary Prospectus and the Prospectus entitled "Pro Forma Capitalization" (subject, in the case of the Closing Date and in the event that the Closing Date and the Additional Date occur concurrently, to the issuance of the Optional Securities, and subject, in the case of the Additional Closing Date, to the issuance of the Optional Securities).

                         (f) Except as disclosed in the Preliminary Prospectus
            and the Prospectus, there are no Contracts between the Trust and any person granting such person the right to require the Trust to file a registration statement under the 1933 Act with respect to any securities of the Trust owned or to be owned by such person or to require the Trust to include such securities in the securities registered pursuant to the Registration Statement.

                        (g) The issue and sale of the Offered Securities
            hereunder have not and will not (A) result in a breach or violation of Laws applicable to the Trust, or (B) conflict with, or result in a breach or violation of, or a default under or result in the creation or imposition of a Lien pursuant to, any Contract to which the Trust is a party or by which the Trust is bound.

            3. REPRESENTATIONS AND WARRANTIES OF THE MANAGER. The Manager represents and warrants to and agrees with each Underwriter that the representations and warranties of the Company contained in Section 1 solely with respect to the Manager and the Initial Businesses are true and correct. The Management Services Agreement has been duly authorized, and when executed and delivered on the Closing Date, will constitute a valid and binding agreement of the Manager, and assuming due authorization and execution by the Company and the Trust will be enforceable against the Manager.

            4. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of and in reliance upon the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $_____ per Offered Security.

            Payment for the Firm Securities shall be made by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Company and the Underwriters drawn to the order of the Company at ___:00 a.m. Eastern Daylight Savings Time, on ________________, 2006, or at such other time not later than ten full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Underwriters of the Firm Securities.

            In addition, upon written notice from the Underwriters given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per Optional Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto bears to the total number of Firm Securities and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

            Each time for the delivery of and payment for the Optional Securities, each of which is herein referred to as an "ADDITIONAL CLOSING DATE," shall not be earlier than the Closing Date nor earlier than the second business day after the date on which written notice of election to purchase Optional Securities is given nor later than the tenth business day after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Additional Closing Date. Payment for such Optional Securities shall be made by the Underwriters in federal (same day) funds wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, against delivery to the Underwriter of certificates representing all of the Optional Securities being purchased on such Additional Closing Date.

            Certificates for the Firm Securities and for any Optional Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., Eastern Daylight Savings Time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to the Underwriters in Baltimore, Maryland or such other location designated by the Representative, for inspection and packaging not later than 9:30 a.m., Eastern Daylight Savings Time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be.

            In addition, an advisory fee of 0.25% of the gross proceeds from the offer and sale of the Firm Securities shall be paid by the Company to Ferris, Baker Watts, Incorporated at the Closing Date, and an advisory fee of 0.25% of the gross proceeds from the offer and sale of the Optional Securities, if any, shall be paid by the Company to Ferris, Baker Watts, Incorporated at the Additional Closing Date.

            5. OFFERING BY UNDERWRITERS. It is understood and agreed that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

            6. COVENANTS. The Company, for itself and as sponsor of the Trust, covenants with the several Underwriters that:

                        (a) The Company will advise you promptly and will
            confirm such advice in writing (i) if and when the Registration Statement is no longer effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any supplement to the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Offered Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes or the initiation of any proceeding under section 8A of the 1933 Act and (iv) within the period of time referred to in Section 6(d) below, of any event that comes to the attention of the Company or the Trust that makes any statement made in the Registration Statement, the Preliminary Prospectus or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the 1933 Act. If at any time the Commission or other securities official of any jurisdiction shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and the Trust will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                        (b) The Company and the Trust will furnish to you, as
            Representative, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

                        (c) Neither the Company nor the Trust will file any
            Registration Statement pursuant to Rule 462(b) under the 1933 Act or any amendment or supplement to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

                        (d) As soon after the execution and delivery of this
            Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the 1933 Act to be delivered in connection with sales by any Underwriter or a dealer (the "PROSPECTUS DELIVERY PERIOD"), and for so long a period as you may request for the distribution of the Offered Securities, the Company and the Trust will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. If at any time prior to the later of (i) the completion of the distribution of the Offered Securities pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Offered Securities under Section 4(3) of the 1933 Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be disclosed in the

            Prospectus (as then amended or supplemented) or should be disclosed therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, or if it is necessary to supplement or amend the Prospectus to comply with the 1933 Act or any other Blue Sky Laws, the Company and the Trust will forthwith prepare and, subject to Sections 6(a) and 6(c) hereof, file with the Commission and use its reasonable efforts to cause to become effective, if applicable, as promptly as possible any appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

                        (e) The Company and the Trust will cooperate with you
            and counsel for the Underwriters in connection with the registration or qualification of the Offered Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky Laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Offered Securities; provided, however, in no event shall the Company or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Offered Securities, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Offered Securities in any jurisdiction is suspended, the Company and the Trust shall so advise you promptly in writing.

                        (f) The Trust will make generally available to its
            securityholders a consolidated earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, within 90 days after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

                        (g) During the Prospectus Delivery Period and for not
            less than one year after the date hereof, the Trust and the Company will file and furnish all documents required to be filed or furnished with the Commission pursuant to Sections 13, 14 and 15 of the 1934 Act, in the manner and within the time periods required by the 1934 Act, including as permitted pursuant to Rule 12b-25 thereunder.

                        (h) During the period beginning on the date hereof and
            ending one year from the date hereof, the Trust and the Company will furnish, [ONLY TO THE EXTENT NOT OTHERWISE AVAILABLE ON EDGAR], to you and, upon your request, to each of the other Underwriters, as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Trust mailed to securityholders or filed with the Commission or the Nasdaq National Market.

                        (i) The Company and the Trust will apply the net
            proceeds from the sale of the Offered Securities to be sold hereunder in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                        (j) If Rule 430A under the 1933 Act is employed, the
            Company will timely file the Prospectus pursuant to Rule 424(b) under the 1933 Act.

                        (k) The Company will pay: (i) the fees, disbursements
            and expenses of the Company's counsel and accountants in connection with the registration of the Offered Securities under the 1933 Act and all other expenses in connection with the preparation and filing of all copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, including any amendments and supplements to any of the foregoing documents; (ii) the preparation, printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state and foreign securities Laws or Blue Sky Laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Offered Securities and the reasonable fees and disbursements of the Underwriters' counsel relating thereto [IN AN AMOUNT NOT TO EXCEED $25,000]; (v) the fees and expenses associated with including the Offered Securities for quotation on the Nasdaq National Market; (vi) the cost of preparing and delivering certificates for the Offered Securities; (vii) the costs and charges of any transfer agent or registrar or book-entry depository; (viii) all other fees, costs and expenses referred to in
            Item 13 of the Registration Statement; and (ix) the transportation, lodging and other expenses incurred by officers of the Company in preparing for and participating in the "roadshow" for the offering contemplated hereby.

                        (l) The Trust and the Company will not, without the
            prior written consent of the Underwriters, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Trust Stock or securities convertible into or exchangeable or exercisable for Trust Stock or warrants or other rights to purchase Trust Stock or any other securities of the Trust that are substantially similar to Trust Stock, or file or cause to be declared effective a registration statement under the 1933 Act relating to the offer and sale of any shares of Trust Stock or securities convertible into or exercisable or exchangeable for Trust Stock or other rights to purchase Trust Stock or any other securities of the Trust that are substantially similar to Trust Stock for a period of 180 days after the date hereof, without the prior written consent of the Representative, except for (i) the registration of the Offered Securities and the sales to the Underwriters pursuant to this Agreement and (ii) the grant and exercise of options pursuant to the stock option plan of the Company referred to in the Preliminary Prospectus and the Prospectus.

                        (m) From the date hereof through the last Additional
            Closing Date, the Company will furnish to each Underwriter copies of the Registration Statement, including all exhibits, and the Prospectus (including all amendments and supplements thereto), in each case as soon as available and in such quantities as are reasonably requested.

                        (n) To use its best efforts to maintain the quotation of
            the Offered Securities on the Nasdaq National Market during the [PROSPECTUS DELIVERY PERIOD].

            7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date and any Additional Closing Date will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification), to the accuracy in all material respects of the statements of the officers of the Company made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions precedent:

                        (a) The Registration Statement shall have become
            effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or under Section 8A of the 1933 Act shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission. The Prospectus shall have been filed with the Commission in accordance with the 1933 Act.

                        (b) There shall not have occurred any material adverse
            change in the condition, financial or otherwise, or in the net worth, earnings, cash flows business or operations of the Company and the Initial Businesses, taken as a whole, from that set forth in the Preliminary Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities as contemplated hereby.

                        (c) The Representative shall have received on and as of
            each of the Closing Date and the Additional Closing Date, as the case may be, a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company (a) confirming that such officers have reviewed the Preliminary Prospectus and the Prospectus and, to such officer's knowledge, the representations and warranties of the Company set forth herein are true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification),
            (b) confirming that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder in all material respects at or prior to such Closing Date and (c) to the effect set forth in paragraphs (a) and (b) above.

                        (d) The Representative shall have received on and as of
            each of the Closing Date and the Additional Closing Date, as the case may be, a certificate of the Managing Partner of the Manager
            (a) confirming that such officer has reviewed the Preliminary Prospectus and the Prospectus and, to such officer's knowledge, the representations and warranties of the Manager set forth herein are true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification),
            (b) confirming that the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder in all material respects at or prior to such Closing Date.

                        (e) The Representative shall have received on and as of
            each of the Closing Date and the Additional Closing Date, as the case may be, a certificate of the Company, as sponsor of the Trust,
            (a) confirming that, to such officer's knowledge, the representations and warranties of the Trust set forth herein are true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification),
            (b) confirming that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder in all material respects at or prior to such Closing Date and (c) to the effect set forth in paragraphs (a) above.

                        (f) On the date of this Agreement and on each of the
            Closing Date and the Additional Closing Date, as the case may be, the Representative shall have received a letter from each of Grant Thornton LLP, PricewaterhouseCoopers LLP, Bauerle and Company, P.C. and White, Nelson & Co., LLP, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily in accountants' "comfort letters" with respect the financial statements and certain financial information contained in the Preliminary Prospectus and the Prospectus relating to the respective entity named below and including the comfort letters of all other accountants that have audited the financial statements of the Initial Businesses included in the Preliminary Prospectus and the Prospectus; provided, however, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

                        (g) The Underwriters shall have received, at the request
            of the Company, opinions of (i) Sutherland Asbill & Brennan LLP, special transaction counsel to the Company, dated the Closing Date and the Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form as set forth in Exhibit B, (ii) Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Company, dated the Closing Date and the Additional Closing Date, as the case may be, addressed to the Underwriters, in the form as set forth in Exhibit C, (iii) Squire, Sanders & Dempsey LLP, special transaction counsel to the Company, dated the Closing Date and the Additional Closing Date, as the case may be, addressed to the Underwriters, in the form as set forth in Exhibit D, and (iv) Morrison & Cohen, special transaction counsel to the Manager, dated as of the Closing Date and the Additional Closing Date, as the case may be, addressed to the Underwriter, in the form as set forth in Exhibit E. Sutherland Asbill & Brennan LLP shall be entitled to rely upon the opinions of Richards, Layton & Finger, P.A., Squire, Sanders & Dempsey LLP, and Morrison & Cohen in rendering its opinion contemplated by this paragraph.

                        (h) The Underwriters shall have received from Alston &
            Bird LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Additional Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                        (i) The Offered Securities to be delivered on the
            Closing Date and the Additional Closing Date, as the case may be, shall have been approved for quotation on the Nasdaq National Market.

                        (j) The Company shall have obtained for the benefit of
            the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of the persons and entities named in Exhibit A-1 hereto.

                        (k) On or prior to each of the Closing Date and the
            Additional Closing Date, the Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

                        (l) The NASD shall have confirmed that it has not raised
            any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                        (m) The Company shall for itself and on behalf of the
            Trust, shall be prepared to consummate the transactions contemplated by Stock Purchase Agreement upon the Closing Date and all conditions to the obligations of the parties to the Stock Purchase Agreement to close the transactions contemplated by the Stock Purchase Agreement shall have been satisfied, subject only to the Closing hereof and the payment of the purchase price for the Initial Businesses.

         The several obligations of the Underwriters to purchase Optional Securities hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 7, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 7 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (g) and (h) shall be revised to reflect the sale of Optional Securities.

         If any of the conditions hereinabove provided for in this Section 7 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you without liability or obligation to the Company or the Trust, by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

         8. INDEMNIFICATION.

                  (a) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents and representatives, and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or other such persons indemnified under this Section 8(a) may become subject, under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, or at common law or otherwise (including any settlement, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions, investigations or proceedings in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, including any information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or
         (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, as of the Applicable time, when considered together with the Pricing Information, or the Prospectus, as of its date (and as of the date of any amendment or supplement thereto, as of the date of such amendment or supplement), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such other person indemnified under this Section 8(a) for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such other person indemnified under this Section 8(a) in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, investigation or proceeding; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the written information set forth in Section 8(b) below furnished to the Company by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus, when considered together with the Pricing Information, or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Trustees and the Company, its directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of the 1933 Act or the 1934 Act, against any loss, claim, damage, liability or expense, as incurred, under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, or at common law or otherwise (including any settlement, if such settlement is effected with the prior written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions, investigations or proceedings in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, as of its effective date, and as to any amendment thereto, as of its effective date, the Preliminary Prospectus, as of the Applicable Time, when considered together with the Pricing Information, or the Prospectus, as of its date (or any amendment or supplement thereto, as of its date), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Trustee, the Trust or Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Trustee, the Trust or Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense, action, investigation or proceeding. The Company and the Trust hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company and the Trust expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the concession and reallowance figures and the information under the subheadings "Commissions and Expenses;" "Stabilization;" and "Passive Market Making," under the caption "Underwriting" in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, claim, investigation or proceeding such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
         Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action, claim, investigation or proceeding on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action, claim, investigation or proceeding and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriters in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action, claim, investigation or proceeding) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, claim, investigation or proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
         Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         9. CONTRIBUTION. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Trust, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company or the Trust, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Trust, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating, defending and settling any action, claim, investigation or proceeding. The provisions set forth in Section 8(c) with respect to notice of commencement of any action, claim, investigation or proceeding shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter as set forth in the Prospectus under the caption "Underwriting," and no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I. For purposes of this Section 9, each partner, member, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Trust, each director and officer of the Company or the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company.

         10. DEFAULTING UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Company and the Trust for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Trust, except that the Company and the Trust will continue to be liable for the payment of expenses as set forth in Section 6 hereof and except that the provisions of Sections 8 and 9 hereof shall not terminate and shall remain in effect.

         11. TERMINATION OF THIS AGREEMENT. On or prior to the Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any securities issued by the Trust shall have been suspended or limited by the Commission, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange or other market, or trading generally on either the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange, shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or any other Governmental Authority; (ii) a general banking moratorium shall have been declared by any federal or New York authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, any attack on or act of terrorism involving, or any change in, the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and the Initial Businesses, taken as a whole; or (v) there shall have occurred any major disruption of settlements of securities or clearance services in the United States.

         12. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Sections 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 6 hereof, if any, and the respective obligations of the Company and the Underwriters pursuant to Sections 8 and 9 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Sections 1, 2 and 3 and all obligations under Section 6 shall also remain in effect. The provisions of Sections 13 through 16 shall also survive termination or cancellation of this Agreement.

         13. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Underwriters c/o Ferris, Baker Watts, Incorporated, 100 Light Street, Baltimore, Maryland 21202, Attention: Cliff Booth (fax: (410) 659-4632), with a copy to Ralph F. MacDonald III, Esq., Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3434 (Fax: (404) 881-7777). Notices to the Company shall be given to it at Sixty-One Wilton Road, Second Floor, Westport, Connecticut 06880 (Fax: (203) 221-8253); Attention: I. Joseph Massoud, Chief Executive Officer, with a copy to Cynthia M. Krus, Esq., Sutherland, Asbill & Brennan LLP, 1275 Pennsylvania Avenue, Washington, D.C. 20004(Fax: (202) 637-3593).

         14. SUCCESSORS; NO THIRD PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and the persons indemnified in Section 8. Nothing in this Agreement is intended or shall be construed to give, or shall give, any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

         15. REPRESENTATIVE OF UNDERWRITERS. Any action under this Agreement may be taken by Ferris, Baker Watts, Incorporated, as the duly authorized Representative of the several underwriters, and any such action taken by Ferris, Baker Watts, Incorporated as Representative will be binding upon all the Underwriters.

         16. MISCELLANEOUS.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  (b) This Agreement may be signed in various identical counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

                  (c) This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto. A counterpart executed and sent by facsimile transmission shall have the same force and effect as a manually signed original.

                  (d) The Company, the Trust and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  (e) As used herein, the singular shall include the plural and vice versa, and a reference to any gender shall include all genders. The terms "include" and "including" and similar terms shall mean without limitation by reason of enumeration or otherwise.

                  (f) No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  (g) The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement

         If the foregoing is in accordance with our agreement, please sign and return to the Company one of the counterparts hereof, whereupon, it will become a binding agreement among the Company, the Trust, the Manager and the Underwriters in accordance with its terms.

                                          Very truly yours,

                                          COMPASS GROUP DIVERSIFIED
                                          HOLDINGS LLC


                                          By:
                                              ----------------------------------
                                              Name:  I. Joseph Massoud
                                              Title: Chief Executive Officer


                                          COMPASS DIVERSIFIED TRUST

                                          By: COMPASS GROUP DIVERSIFIED HOLDINGS
                                          LLC, as sponsor of the Trust


                                          By:
                                              ----------------------------------
                                              Name:  I. Joseph Massoud
                                              Title: Chief Executive Officer

                                          COMPASS GROUP MANAGEMENT LLC, as the
                                          Manager


                                          By:
                                              ----------------------------------
                                              Name:  I. Joseph Massoud
                                              Title: Managing Member

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written by Ferris,
Baker Watts, Incorporated, individually
and as Representative, by its
undersigned officer thereunto duly
authorized.

   FERRIS, BAKER WATTS, INCORPORATED, As
Representative of the Various
Underwriters listed on Schedule 1 hereto


   By:
       ---------------------------------
       Name:
       Title:

               SCHEDULE I


                                                                      NUMBER OF
UNDERWRITER                                                         FIRM SECURITIES
------------------------------------------------------------------  ---------------
Ferris, Baker Watts, Incorporated.................................
BB&T Capital Markets (A Division of Scott & Stringfellow, Inc.)...
J.J.B. Hilliard, W.L. Lyons, Inc..................................
Oppenheimer & Co. Inc.............................................
Sanders Morris Harris Group, Inc..................................
Ladenburg Thalmann & Co. Inc......................................
Maxim Group LLC...................................................
                                                                    ---------------
                           Total..................................  $
                                                                    ===============

                                   SCHEDULE II

                        INITIAL BUSINESSES OF THE COMPANY


CBS Personnel Holdings, Inc.
Crosman Acquisition Corporation
Compass AC Holdings, Inc.
Silvue Technologies Group, Inc.

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT


Ferris, Baker Watts, Incorporated, As Representative of the Several Underwriters 100 Light Street
Baltimore, MD  21202

         Re: Compass Group Diversified Holdings LLC (the "COMPANY"), Compass Diversified Trust (the "TRUST") and Compass Group Management LLC (the "MANAGER")

Ladies and Gentlemen:

         This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT") to be entered into by and among the Company, the Trust, the Manager and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "OFFERING") of shares representing beneficial interests in the property of the Trust (the "TRUST STOCK").

         In consideration of you entering into the Underwriting Agreement, and other good and valuable consideration, the receipt of which is acknowledged, the undersigned, intending to be legally bound, agrees that for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Ferris, Baker Watts, Incorporated, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "COMMISSION") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Trust Stock of the Trust or any securities convertible into or exercisable or exchangeable for Trust Stock, or warrants or other rights to purchase Trust Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Trust Stock or any securities convertible into or exercisable or exchangeable for Trust Stock, or warrants or other rights to purchase Trust Stock, whether any such transaction is to be settled by delivery of Trust Stock or such other securities, in cash or otherwise, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Trust or any securities convertible into or exercisable or exchangeable, for Trust Stock or warrants or other rights to purchase Trust Stock, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of Trust Stock or other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (c) transfers to any immediate family member or affiliate, as defined in Commission Rule 405 of the Securities Act of 1933, as amended, (the "1933 ACT"), provided that such immediate family member or affiliate provides a signed copy of this lock-up agreement prior to such transfer to counsel for this Underwriter, Alston & Bird LLP, Attention: Ralph F. MacDonald, III, facsimile: (404) 253-8272. or (d) shares of Trust Stock purchased by the undersigned in the secondary market following the Offering.

         In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Trust Stock that has not been registered under the 1933 Act or where any holder would be an "underwriter" under Section 2(11) of the 1933 Act in connection with the filing of a registration statement. The undersigned further agrees that, for a period of 180 days after the date of the Underwriting Agreement relating to the Offering, the undersigned will not, without the prior written consent of Ferris, Baker Watts, Incorporated, make any demand for, or exercise any right with respect to, the registration of Trust Stock of the Trust or any securities convertible into or exercisable or exchangeable for Trust Stock, or warrants or other rights to purchase Trust Stock.

         If (i) the Company or the Trust notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

         In furtherance of the foregoing, the Trust and the Company, and any duly appointed transfer agent for the registration or transfer of the Trust Shares described herein, are hereby authorized and directed to decline to make any transfer of Trust Shares if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

         This lock-up agreement may be signed by manual or facsimile signature and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

         The undersigned has full capacity as an individual, or full power and authority as an entity, to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, undersigned have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                                     Yours very truly,


                                                     By:


                                                     By:
                                                         Name:
                                                         Title:


         Accepted and agreed,
         FERRIS, BAKER WATTS, INCORPORATED



         By:
             -----------------------------
             Name:
             Title:


                                      A-4